UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 24, 2006

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive office)		(ZIP Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  Results of Operations and Financial Condition.

On April 24, 2006, HF Financial Corp. (the “Company”) issued a press release regarding results for the quarter ended March 31, 2006. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K, including the Exhibit 99.1, which is incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference in to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 8.01  Other Events.

Quarterly Cash Dividend

The Company announced on April 24, 2006 that it would pay a cash dividend of 10.25 cents per share for the third quarter of the 2006 fiscal year. The dividend will be payable on May 17, 2006, to shareholders of record on May 10, 2006. This dividend payment represents an amount adjusted as a result of the 10% stock dividend paid on April 24, 2006. A copy of the press release is attached as Exhibit 99.1.

Stock Buyback Plan

The Company announced on April 24, 2006 that the Company’s Board of Directors has authorized management to repurchase up to 10% of its outstanding common stock from May 1, 2006 through April 30, 2007. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits.

(a)                         Financial Statements.

Not Applicable.

(b)                        Pro Forma Financial Information.

Not Applicable.

(c)                         Exhibits:

99.1                 Press release dated April 24, 2006 regarding results for the third quarter of the 2006 fiscal year.

FORM 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	April 28, 2006	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
And Chief Executive Officer
(Duly Authorized Officer)

Date:	April 28, 2006	by	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)